    As filed with the Securities and Exchange Commission on March 19, 2002.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SORRENTO NETWORKS CORPORATION
             (exact name of registrant as specified in its charter)



        New Jersey                            3672                          22-2367234
(State of incorporation or        (Primary Standard Industrial           (I.R.S. Employer
       organization)              Classification Code Number)           Identification No.)


                               9990 Mesa Rim Road
                           San Diego, California 92121
                                 (858) 558-3960
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                            2000 STOCK INCENTIVE PLAN
               1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                               PHILLIP W. ARNESON
                             Chief Executive Officer
                          Sorrento Networks Corporation
                               9990 Mesa Rim Road
                           San Diego, California 92121
                                 (858) 558-3960
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

                          CALCULATION OF REGISTRATION FEE

                                           Proposed   Proposed
Title of each                              maximum    maximum
class of                                   offering   aggregate     Amount of
securities to          Amount to be        price per  offering      registration
to be registered       registered (1)      share (2)  Price         fee
---------------        ------------        ---------  ------------  ------------
Common Stock,
$0.30 par value          8,797,480         $69.13     $193,558,272   $17,881.33


(1) In addition, this registration statement also covers any additional shares of common stock which become issuable under the plans described in this registration statement by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Options to purchase 7,220,926 shares have been granted to certain employees, officers and directors of Sorrento at exercise prices from $2.93 to $69.13 per share. The balance of 1,576,554 shares under the plans are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price for such shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the common stock on March 18, 2002, $3.05, as reported on The Nasdaq National Market System of the National Association of Securities Dealers, Inc.

                                   PROSPECTUS

                          SORRENTO NETWORKS CORPORATION

                            2000 STOCK INCENTIVE PLAN
                                8,300,000 SHARES
                                  COMMON STOCK

               1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                 497,480 SHARES
                                  COMMON STOCK

          The options for shares of our common stock, $.30 par value per share, covered by this prospectus have been, and may in the future be, granted by us to our employees, officers and directors under our 2000 Stock Incentive Plan and under our 1997 Incentive and Non-Qualified Stock Option Plan. Options covering 6,723,446 shares under the 2000 Plan have been granted to certain of our employees, consultants, and directors at prices varying from $2.93 to $69.13 and additional options to acquire 1,576,554 remain available for grant under the 2000 Plan. Options covering 1,497,480 shares under the 1997 Plan have been granted to certain of our employees and consultants at prices varying from $4.78 to $ 53.75 of which 1,000,000 shares were registered in December 1999. Options granted under the 1997 Plan covering 482,037 at prices varying from $4.78 to $49.25 have been exercised and no shares remain available for grant under this plan. Each employee receiving an option is offered the opportunity to purchase the number of shares specified in such option at a price and on the terms set forth therein. Certain of the shares covered by this prospectus have been issued to our officers, directors and employees as compensation for services. The sale of these shares by such officers is restricted.

          The net proceeds of the offering covered by this prospectus are not now determinable as the proceeds will depend upon the number of shares offered, the number of shares purchased, prevailing market prices and expenses incurred.

          Optionees should consult with legal counsel concerning the shares and tax law implications of his or her acquisition or sale of shares under the plans.

          Any officer, director or beneficial owner of more than 10% of our common stock who holds an option under the 2000 Plan or under the 1997 Plan should consider the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any option and the sale of any of our common stock acquired thereby.

          Our principal executive office is located at 9990 Mesa Rim Road, San Diego, California 92121, and our telephone number is (858) 558-3960.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is March 19, 2002.

                                TABLE OF CONTENTS


                                                                                     PAGE
WHERE YOU CAN FIND MORE INFORMATION................................................... 5

INTRODUCTION.......................................................................... 6

PURPOSE AND ADMINISTRATION OF THE 2000 PLAN........................................... 6

DESCRIPTION OF 2000 STOCK INCENTIVE PLAN...............................................7

DESCRIPTION OF AMENDED AND RESTATED 1997 INCENTIVE AND
  NON-QUALIFIED STOCK OPTION PLAN.....................................................13

RESTRICTIONS ON RESALE OF COMMON STOCK................................................15

DESCRIPTION OF CAPITAL STOCK..........................................................15

         General......................................................................15
         Common Stock.................................................................15
         Transfer Agent...............................................................15

LEGAL MATTERS.........................................................................15

ADDITIONAL INFORMATION................................................................16

INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE.............................................................................16

                       WHERE YOU CAN FIND MORE INFORMATION

       We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we therefore file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

       Our common stock is quoted on the NASDAQ National Market System under the symbol "FIBR", and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

          We have filed with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the shares being offered hereby. You may obtain copies of the registration statement from the Commission at the addresses in the previous paragraph. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. We refer you to the registration statement for further information about us and the shares. Although we believe this prospectus provides the material information regarding the documents described herein, the statements contained in this prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, you should refer to the copy of such document filed as an exhibit to the registration statement.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the registration statement of which this prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to us at Sorrento Networks Corporation, 9990 Mesa Rim Road, San Diego, California 92121, (858) 558-3960.

                                  INTRODUCTION

         Our Board of Directors adopted our 2000 Stock Incentive Plan in September 2000, and our shareholders approved the 2000 Plan effective as of February 1, 2000. Our Board of Directors adopted our Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan on November 5, 1999 and our shareholders approved the Amended and Restated 1997 Plan on January 5, 2000. Under the 2000 Plan, we can offer shares to our employees, officers, directors and consultants. These offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements between us and the recipients of stock option grants. No further grants may be made under the 1997 Plan.

       Our principal executive offices and telephone number are set forth on the cover page of this prospectus.

       The following are summaries of the 2000 Stock Incentive Plan and the Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan, which summaries are qualified in their entirety by reference to the plans, and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference in the registration statement on Form S-8 of which the prospectus is a part.


                   PURPOSE AND ADMINISTRATION OF THE 2000 PLAN

          Our 2000 Stock Incentive Plan is intended to provide valuable incentives to eligible employees, consultants, officers and directors by providing them with an opportunity to invest in our common stock or to increase their investment in our stock as an inducement for such individuals to remain employed with us, and to encourage them to increase their efforts to make our business more successful. In accordance with this belief, our Board of Directors adopted the plan, which was approved by our shareholders.

         We have reserved 8,300,000 shares of common stock for issuance under the plan. If there is any change in the number of issued shares of our common stock without payment of new consideration (such as by stock dividends or stock splits), the number of shares reserved for issuance under the plan, the number of shares subject to any outstanding option and the option price per share of each outstanding stock option shall be appropriately adjusted. Similarly, if we are a party to a merger, consolidation, reorganization, sale or similar occurrence, equitable adjustment in the options may be made.

         The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

         We will provide reports to participating employees as to the amount and status of their accounts upon request.

                    DESCRIPTION OF 2000 STOCK INCENTIVE PLAN

The 2000 Plan has three separate programs which provide for grants at not less than 100% of the fair market value of our common stock on the grant date:

         (1) The Discretionary Option Grant Program under which eligible persons in our employ or service may be granted options to purchase shares of our common stock;

         (2) The Stock Issuance Program under which eligible persons may be issued shares of our common stock directly, either through the immediate purchase of such shares, or as a performance bonus, or for the completion of specified period of service;

         (3) The Automatic Option Grant Program under which eligible non-employee board members shall automatically receive option grants upon joining our Board and at each annual shareholders meeting with terms as set in the 2000 Plan.

         The Discretionary Option Grant Program and the Stock Issuance Program are administered by either our Board of Directors, our primary committee, or our secondary committee. The primary committee is a committee of two or more non-employee Board members appointed by our Board of Directors to administer the plan with respect to Section 16 insiders. The secondary committee is a committee of two or more Board members appointed by our Board of Directors to administer the plan with respect to eligible persons other than Section 16 insiders. The Board of Directors and committees are considered to be the plan administrator.

Eligibility

         The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs include our:

         o   Officers and other employees;

         o Non-employee members of our Board of Directors or the members of the Board of Directors of our subsidiaries; and

         o Consultants and other independent advisors who provide services to us.

         The Directors who are eligible to receive option grants under the Automatic Option Grant Program are:

         o Those individuals who first became non-employee board members at or after the annual meeting of shareholders held on January 17, 2001; and

         o Those individuals who continue to serve as non-employee board members at one or more annual shareholders meetings held on or after the annual meeting of shareholders held on January 17, 2001.

Award of Options under the Discretionary Option Grant Program and Automatic Option Grant Program

         The plan administrator may grant options to purchase shares of common stock reserved under the 2000 Stock Incentive Plan to any of our employees, consultants, advisors, officers and directors and those of our subsidiaries. However, the 2000 Plan provides that no one person may receive options, separately exercisable stock appreciation rights or direct issuances of stock for more than 600,000 shares of stock in the aggregate per calendar year beginning after December 31, 2000, except such limitation is 2,000,000 shares for persons who have not been previously in our employ, as an inducement to accept employment. In the case of Incentive Options, which may only be granted to employees, no one person may be granted options in a calendar year that have an aggregate fair market value in excess of one hundred thousand dollars ($100,000.00) . We have granted stock options covering 6,723,446 shares under the 2000 Plan to our employees, consultants and directors.

         Under the Automatic Option Grant Program, any individual who is first elected as a non- employee member of our Board of Directors after the annual meeting of shareholders held on January 17, 2001 shall automatically be granted an option to purchase 35,000 shares of common stock, provided that such director has not previously been in our employ or has not previously received an option grant from us. Any individual who continues to serve as a non-employee member of our Board of Directors, beginning with the annual meeting of shareholders held on January 17, 2001, shall automatically be granted an option to purchase 25,000 shares of common stock, provided such individual has served as a non-employee Board member for at least 6 months.

Period of Plan; Amendments

         The plan shall terminate upon the earlier of January 31, 2010, the date on which all shares available for issuance under the 2000 Plan have been issued as fully vested shares, or the termination of all outstanding options in connection with a merger or sale of the company. In the event of plan termination other than for a merger or sale, all option grants and unvested stock issuances outstanding at termination shall continue in accordance with the provisions of such grants or issuances.

         The Board of Directors may amend the 2000 Plan as it deems advisable. No such amendment is permitted if it adversely affects the rights and obligations with respect to then outstanding stock options or unvested stock issuances unless the optionees or participants consent. Certain amendments require the approval of our shareholders within twelve months before or after the date on which such amendment is adopted including (a) increasing the total number of shares issuable under the 2000 Plan, (b) changing the manner of determining the option or issuance price, (c) changing the criteria of determining who are eligible to receive options or stock issuances, (d) extending the period during which options may be granted or exercised, or (e) withdrawing administration of the plan from the Board of Directors.


Exercise Period

         The options granted under the Discretionary Option Grant Program may be exercised at such time as shall be determined by the plan administrator and set forth in the documents evidencing the option but in no event may options be exercisable for more than ten (10) years from the date of grant. Generally options are exercisable only to the extent that they are vested at the date of termination of service with us, however, the plan administrator has complete discretion, exercisable at the time of grant or while the option is outstanding, to permit the exercise of unvested options after termination of service. Incentive Options, however, may only be exercised by an optionee while in our employ or within three months of termination.

         Options granted under the Automatic Option Grant Program have a term of ten years from the date of grant. Options are exercisable only to the extent that they are vested as of the date of termination of service on our Board of Directors.

Vesting

         Options granted to employees under the Discretionary Option Grant Program vest and become exercisable as specified in each grant provided that certain conditions are satisfied. For a description of these conditions, see the subsections below entitled "Termination of Employment" and "Change of Control."

         Options granted under the Automatic Option Grant Program will be immediately exercisable for any or all of the option shares. Such shares shall vest upon the individual's completion of one year's service, measured from the date of the grant of the option. Unvested shares will be subject to repurchase by us, at the exercise price paid per share, if an individual ceases to be a Director prior to the one year vesting date.

Option Exercise Price

         The Discretionary Option Grant Program provides that the exercise price per share with respect to each option will be determined by the plan's administrators, but shall not be less than 100% of the fair market value per share of the common stock on the date the option is granted. For Incentive Options granted to 10% shareholders, the exercise price per share shall be not less than 110% of the fair market value per share of common stock on the grant date. The exercise price shall be immediately due upon exercise of the option and the optionee may pay the exercise price by any or a combination of:

         o Cash or a check made payable to us;

         o Shares of common stock valued at the fair market value on the exercise date which have been held by the optionee for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes; or

         o To the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable instructions (a) to a designated brokerage firm to effect the immediate sale of the purchase shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable taxes required to be held by us and (b) to us to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         The plan administrator may permit any optionee to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such note, including interest rate and terms of repayment, shall be established by the Plan Administrator in its sole discretion. No optionee or participant may receive credit in excess of the sum of the exercise price plus any Federal, state and local income and employment tax liability incurred by the optionee or participant in connection with the exercise.

         The exercise price for options granted under the Automatic Option Grant Program will be 100% of the fair market value per share on the option grant date. The exercise price under the

Automatic Option Grant Program is payable in one or more of the alternative forms as permitted for Discretionary Option Grant Program, however, payment of the exercise price must be made on the Exercise Date.

Termination of Employment or Service on the Board of Directors

         Outstanding options issued under the Discretionary Option Grant Program may be exercised during employment with us or, after termination of employment with us (other than by reason of misconduct or death), within that period of time set forth in the document evidencing the option. No options will be exercisable after the expiration of the option term. If termination is by reason of misconduct, all options shall terminate immediately and cease to be outstanding. If termination is by reason of the death of an optionee, any option exercisable immediately prior to the optionee's death may be exercised by the legal representative or beneficiary of the optionee's estate within twelve months after the death of the optionee (but not after the basic term of the option) with respect to the number of shares eligible for purchase on the date of death.

         The plan administrator has complete discretion, either at the time of grant or while an option is outstanding, to extend the period for which an option is exercisable following an optionee's cessation of service from the limited exercise period otherwise in effect for that option up to the expiration of the option term.

         Options granted under the Automatic Option Grant Program that have vested may be exercised by the holder (or, upon his or her death, by his or her estate) during the twelve-month period following the date of cessation of service on our Board of Directors.

Limited Transferability

         Options granted under the Discretionary Option Grant Program that are not Incentive Options and options granted under the Automatic Option Grant Program may be assigned during the holder's lifetime to members of his or her family, to a trust established for such family members, to an entity of which the holder is a majority owner, or to the holder's former spouse, to the extent such assignment is in connection with the optionee's estate or financial plan or pursuant to a domestic relations order. The holder may also designate a beneficiary to whom the options will be transferred upon the death of the holder.

         Each Incentive Option granted under the Discretionary Option Grant Program is not transferable by the holder except by will or the laws of descent and distribution of the state wherein the holder is domiciled at the time of his death. If the plan administrator makes an option transferable, such option shall contain additional terms and conditions as the plan administrator deems appropriate.

Federal Income Tax Treatment of Options

         The options to be granted under the Discretionary Option Grant Program of the 2000 Plan may be deemed to be qualified ("Incentive Options") or non-qualified within the meaning of the Code, at the discretion of the Board of Directors. The following is a general summary of the current federal income tax treatment of stock options, which are authorized to be granted under the 2000 Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

         Nonqualified Stock Options: No tax consequences result from the grant of the option. An optionee who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise (or, if the stock subject to the option is restricted within the meaning of the Code Section 83 and the optionee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk of forfeiture), and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The optionee's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long- term or short-term, depending on the holding period of the shares.

         Incentive Stock Options: Incentive stock options under our 2000 incentive plan are intended to meet the requirements of the Internal Revenue Code Section 422. No tax consequences result from the grant of the option. If an optionee acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the optionee) and we will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder was an employee of ours or of a subsidiary and (b) the option holder makes no disposition of the stock within two years from the date the option is granted or within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

         If the optionee fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed above. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to us in the same year.

Terms of the Stock Issuance Program

         Shares of our common stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

         The purchase price per share shall be fixed by the plan administrator, but shall not be less than one hundred percent (100%) of the fair market value per share of common stock on the issuance date.

         Shares of common stock may be issued under the Stock Issuance Program for any of the following items of consideration:

         o    cash or check made payable to us; or

         o    past services rendered to us or to a subsidiary of ours.

         Shares of common stock issued under the Stock Issuance Program may, in the discretion of the plan administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service or upon attainment of specified performance objectives, in accordance with the terms of the Stock Issuance Agreement. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

Change of Control

           The 2000 Plan includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

         o In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent that our repurchase rights with respect to those shares are to be assigned to the successor corporation. A number of the currently outstanding options also contain a special acceleration provision pursuant to which the shares subject to those options will immediately vest upon an involuntary termination of the optionee's employment within 18 months following an acquisition in which the repurchase rights with respect to those shares are assigned to the acquiring entity.

         o The plan administrator has complete discretion to structure one or more options under the Discretionary Option Grant Program so those options will vest as to all the option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

         o The plan administrator will also have the authority to grant options which will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation.

         o The plan administrator may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board over a 36 month period through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

             DESCRIPTION OF AMENDED AND RESTATED 1997 INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN

         The 1997 Plan is administered by the Board of Directors or its designee. The plan administrator may grant eligible persons options to acquire shares of our common stock that have been reserved for the plan.


Eligibility; Award of Options

         The plan administrator may grant options to purchase shares of our common stock reserved under the 1997 Plan to any of our officers, other employees or consultants including those of our subsidiaries. We have granted options to acquire 1,497,480 shares under our 1997 Plan to our officers employees and consultants of which 482,037 have been exercised. No further option grants may be made under the 1997 Plan.

Amendments

         The Board of Directors may amend the 1997 Plan as it deems advisable. No such amendment is permitted if it adversely affect the rights and obligations with respect to then outstanding stock options unless the optionee consents. Certain amendments require the approval of our shareholders within twelve months before or after the date on which such amendment is adopted including (a) increasing the total number of shares issuable under the 1997 Plan, (b) changing the manner of determining the option or issuance price, (c) changing the criteria of determining who is eligible to receive options or stock issuances,
(d) extending the period during which options may be granted or exercised, or
(e) withdrawing administration of the plan from the Board of Directors.

Exercise Period

         The options granted under the 1997 Plan may be exercised at such time as shall be determined by the plan administrator and set forth in the documents evidencing the option but in no event may options be exercisable for more than ten (10) years from the date of grant. Options are exercisable only to the extent that they are vested at the date of termination of service with us.

Vesting

         Options granted under the 1997 Plan vest and become exercisable as specified in each grant, provided that certain conditions are satisfied. For a description of these conditions, see the subsections below entitled "Termination of Employment" and "Sale of Corporation."

Option Exercise Price

         The 1997 Plan provides that the exercise price per share with respect to each option will be determined by the plan's administrators, but shall not be less than 100% of the fair market value per share of the common stock on the date the option is granted. For Incentive Options granted to

10% shareholders, the exercise price per share shall be not less than 110% of the fair market value per share of common stock on the grant date. The exercise price shall be immediately due upon exercise of the option and the optionee must pay the exercise price in full in cash. At the discretion of the Board of Directors the option price may be obtained through a loan from us or from a third party guaranteed by us. If we accept a request by an optionee to pay the exercise price in our common stock it will be valued at the then fair market value of the shares.

Termination of Employment

         Outstanding options issued under the 1997 Plan must be exercised within three months of termination of employment, other than by reason of death or disability, with us or our subsidiaries. If termination is by reason of death or disability of the optionee, options which are vested but unexercised at the termination of employment must be exercised within 12 months following such termination. In the case of an employee who is discharged for cause, as determined in the sole discretion of the Board of Directors, vested but unexercised options shall be forfeited immediately. In no event may options be exercised after their original 10 or 5 year expiration date.

Limited Transferability

         Options granted under the 1997 Plan are not transferable except by will or the laws of descent and distribution of the state wherein the optionee is domiciled at the time of his or her death. The Board of Directors may determine, in its discretion, to make an option transferable.

Federal Income Tax Treatment of Options

         The federal tax consequences of options granted and exercised under the 1997 Plan are the same as for options under the 2000 Plan.

Sale of the Corporation

         In the case of a sale of the Corporation, and in the discretion of the Board of Directors, options granted but unexercised under the 1997 Plan shall become fully vested and exercisable for 20 days from the date notice of such sale is given to the optionees. Upon expiration of the 20 day period, all unexercised options shall be permanently canceled.

         A sale of the Corporation shall be deemed to occur if (i) we sell all or substantially all of our assets outside the ordinary course of business;
(ii) an offer is made to purchase at least a majority of our issued and outstanding common stock or a tender offer is for the sale of a majority of our issued and outstanding common stock which is accepted by at least a majority;
(iii) our merger or consolidation with another corporation or entity; or (iv) we dissolve or liquidate.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

       Although the plans do not place restrictions on resales of shares acquired thereunder, shares acquired under the plans by an "affiliate" as the term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may only be resold pursuant to the registration requirements of the Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the plan) and dispositions of shares by an officer, director or certain affiliates of us within any six-month period may give rise to our right to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

       It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares under the plans.


                          DESCRIPTION OF CAPITAL STOCK

General

       Sorrento is authorized to issue 150,000,000 shares of common stock, par value $0.30 per share and 2,000,000 shares of preferred stock, $0.01 par value per share. As of March 14, 2002, there are 14,230,831 shares of common stock issued and outstanding.

Common Stock.

       Each share of common stock has one vote on all matters presented to the shareholders. Because the common stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against us. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued against payment of the consideration set forth in this prospectus, will be, fully paid and nonassessable.


Transfer Agent.

       The registrar and transfer agent for our common stock is American Stock Transfer & Trust Co., 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.


                                  LEGAL MATTERS

       The legality of the shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                             ADDITIONAL INFORMATION

       This prospectus constitutes a part of a Registration Statement filed by us with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This prospectus omits certain of the information contained in the Registration statement and reference is hereby made to the Registration statement and to the exhibits relating thereto for further information with respect to us and the securities to which this prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by us with the Commission pursuant to the Exchange Act (File No. 0-15810) are hereby incorporated by reference in this prospectus, except as otherwise superseded or modified herein:

         o Our Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

         o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2001, July 31, 2001 and April 30, 2001.

         o Our definitive proxy statement on Schedule 14A, filed
           January 22, 2002.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will furnish without charge to each person including any beneficial owner, to whom this prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                          SORRENTO NETWORKS CORPORATION
                               9990 Mesa Rim Road
                           San Diego, California 92121
              Attention: Joe R. Armstrong, Chief Financial Officer
                                 (858) 558-3960

         We have not authorized any dealer, sales person or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information.

         This prospectus is not an offer to sell, or a solicitation of any offer to buy, securities in any jurisdiction where it is unlawful.

         The information contained in this prospectus is current as of March 19, 2002



                                            SORRENTO NETWORKS CORPORATION
                                                     PROSPECTUS
                                                      8,797,480
                                                 Shares of Common Stock

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents we filed with the Securities and Exchange Commission are hereby incorporated by reference, except as otherwise superseded or modified:

         * Our annual report on Form 10-K for the fiscal year ended January 31, 2001.
         * Our quarterly report on Form 10-Q for the quarterly period ended October 31, 2001.
         * Our quarterly report on Form 10-Q for the quarterly period ended July 31, 2001.
         * Our quarterly report on Form 10-Q for the quarterly period ended April 30, 3001.
         *    Our definitive proxy statement on Schedule 14A, filed January 22,
              2002.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this filing.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Registration Statement on Form S-4, filed September 6, 1996, No. 33-10667, is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.


Exhibit Number        Description of Document
--------------        -----------------------
     3.1              Restated Certificate of Incorporation dated June 14, 1988 (B)
     3.2              Amended and Restated By-Laws of Registrant (C)
     3.3              Series A Preferred Stock Certificate of Designation (D)

Exhibit Number        Description of Document
--------------        -----------------------
     3.4              Series B Preferred Stock Certificate of Designation - (A)
     3.5              Series C Preferred Stock Certificate of Designation - (A)
     3.6              Series D Preferred Stock Certificate of Designation - (E)
     3.7              Series E Preferred Stock Certificate of Designation - (F)
     3.8              Series B Preferred Stock Certificate of Designation - (F)
     3.9              Certificate of Amendment to the Certificate of Incorporation dated January 16,
                      1998 - (G)
     3.10             Certificate of Amendment to the By-Laws dated January 30, 1998 - (G)
     3.11             Corrected Certificate of Incorporation of Sorrento Networks, Inc. - (Q)
     3.12             Series F Preferred Stock Certificate of Designation - (R)
     4.1              1988 Stock Option Plan - (G)
     4.2              Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan -
                      (G)
     4.3              1997 Directors Stock Option Plan - (H)
     4.4              2000 Stock Incentive Plan - (J)
     4.5              2000 Employee Stock Purchase Plan - (J)
     4.6              2000 Stock Option/Stock Issuance Plan of Sorrento Networks, Inc. - (Q)
     4.7              Form of Senior Convertible 9.75% Debenture due August 2, 2004 - (R)
     4.8              Form of Warrant dated August 2, 2001 - (R)
     5                Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP - filed herewith
     10.1             Line of Credit Agreement with Coast Business Credit dated May 28, 1995 and
                      Modification dated January 31, 1996 - (K)
     10.2             Acquisition Agreement of Rockwell Network Systems, Inc. dated January 31,
                      1996 (L)
     10.3             Acquisition Agreement of Digital Products, Inc. dated as of July 1, 1996 (M)
     10.4             Acquisition Agreement of Cray Communications, Inc. dated as of July 1, 1996
                      (N)
     10.5             Agreement dated June 12, 2000 with Par Chadha - (O)
     10.6             Agreement dated March 3, 2000 with Xin Cheng - (O)
     10.7             Agreement dated May 22, 2000 with Rohit Phansalkar - (O)
     10.8             Agreement dated May 22, 2000 with Christopher E. Sue - (O)
     10.9             Agreement dated August 22, 2000 with Leonard N. Hecht - (Q)
     10.10            Agreement dated May 22, 2000 with John A. Mason - (Q)
     10.11            Agreement dated July 12, 2000 with Richard L. Jacobson - (Q)
     10.12            Securities Purchase Agreement dated as of August 1, 2001 - (R)
     10.13            Escrow Agreement dated as of August 1, 2001 - (R)
     10.14            Registration Rights Agreement dated as of August 2, 2001 - (R)
     10.15            Series A Preferred Stock Purchase Agreement dated as of March 3, 2000 of
                      Sorrento Networks, Inc. - (S)
     10.16            Investors' Rights Agreement dated as of March 3, 2000 of Sorrento Networks,
                      Inc. - (S)
     10.17            Co-Sale Agreement dated as of March 3, 2000 for Sorrento Networks, Inc. - (S)
     21               Subsidiaries of the Registrant - (P)
     23.1             Consent of BDO Seidman LLP - filed herewith
     23.2             Consent of Arthur Andersen & Co., L.L.P. - filed herewith
     23.3             Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP (included in opinion filed as Exhibit 5)


----------------

The foregoing are incorporated by reference from the Registrant's filings as indicated:

     A        Form S-4 dated September 6, 1996
     B        Form 10-QSB for the quarter ended July 31, 1996
     C        Form 10-K for the year ended January 31, 1988
     D        Form 10-K for the year ended January 31, 1993
     E        Form S-3 dated February 25, 1997
     F        Form 10-KSB for the year ended January 31, 1997
     G        Proxy Statement dated December 1, 1999
     H        Proxy Statement dated May 13, 1988
     I        Proxy Statement dated November 21, 1997
     J        Proxy Statement dated December 11, 2000
     K        Form 10-KSB for year ended January 31, 1996
     L        Form 8-K dated February 2, 1996
     M        Form 8-K dated September 12, 1996
     N        Form 8-K dated September 23, 1996
     O        Form 10-Q for the quarter ended October 31, 2000
     P        Form 10-KSB for the year ended January 31, 1998
     Q        Form 10-K for the year ended January 31, 2001
     R        Form 8-K dated August 2, 2001
     S        Form S-3 dated August 31, 2001

--------------------

NOTE: Certain previously filed exhibits are no longer being incorporated by reference (and therefore not numerically listed) as the underlying documents have either expired or are no longer material or relevant.


         Item 9. Undertakings.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the day 18th of March, 2002.


                                            SORRENTO NETWORKS CORPORATION

                                            By: /s/ Joe R. Armstrong
                                                --------------------
                                                Joe R. Armstrong,
                                                Chief Financial Officer

POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe R. Armstrong his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                              Title                      Date
---------                              -----                      ----

/s/ Phillip W. Arneson         Chief Executive Officer,           March 18, 2002
-------------------------      President, Director
Phillip W. Arneson




Signature                              Title                      Date
---------                              -----                      ----
                               Director                           March ___, 2002
-------------------------
Xin Cheng, Ph.D.

/s/ Donne F. Fisher            Director                           March 18, 2002
-------------------------
Donne F. Fisher

/s/ Robert L. Hibbard          Director                           March 18, 2002
-------------------------
Robert L. Hibbard

                               Director                           March ___, 2002
-------------------------
Gary M. Parsons

/s/ Joe R. Armstrong           Chief Financial                    March 18, 2002
-------------------------      Officer
Joe R. Armstrong